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AM Communications, Inc.
1900 AM Drive
Quakertown, PA 18951-2107
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Press Release





                                         AM's Investor Relations Contact:
                                          Christine Mascaro
                                          Phone: 215-538-8729
                                          Fax: 215-538-8779
                                          cmascaro@amcomm.com






              AM Completes Acquisition of Nex-Link Communications;
                  Major Step in Diversification and Growth Plan
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Quakertown, Pennsylvania (July 3, 2002) - AM Communications, Inc. (OTC Bulletin
Board: AMCM) announced today the completion of their acquisition of Nex-Link Communications through its wholly owned subsidiary, AM Broadband Services, Inc. The previously announced transaction was effective as of July 1, 2002.

Nex-Link Communications is a provider of engineering, construction and fulfillment services to the cable TV and telecommunications industries. Nex-Link's list of clients includes the top five cable system operators in the United States. With over 200 employees and outsource technicians working in five states, Nex-Link Communications has established a well-known and impressive reputation during its first two years of operations. Revenues for the six months ended June 30, 2002 were approximately $3 million.

Javad "Jay" Hassan, Chairman of AM Communications, commented, "We are very pleased to be able to announce the completion of this major step in our diversification and growth strategy for AM Communications. Nex-Link's services offerings in design, construction and subscriber fulfillment services are perfectly aligned with the three main business sectors of our existing Broadband Services Business Unit. This acquisition provides an immediate boost to the business backlog for all three of our services sectors, as well as executive management talent that will substantially enhance our Sales, Marketing and Engineering capabilities. Steve Nickel and Scott Lochhead, the founders of Nex-Link, are well-known and respected leaders in the cable TV industry, and we are very fortunate to have them join the AM Communications team."







                                     (more)



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AM Communications, Inc.
1900 AM Drive
Quakertown, PA 18951-2107
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AM Completes Acquisition of Nex-Link Communications
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AM Communications, Inc., located in Quakertown, Pennsylvania, is a leading supplier of software-driven network reliability solutions for HFC broadband network enterprises. AM's advanced systems and service offerings employ leading-edge technologies that are combined with the Company's nearly 30 years of HFC experience and expertise. Through its wholly owned subsidiary, AM Broadband Services, Inc., AM provides technical services and solutions that are software-optimized for the telecommunications industry. Services include design, infrastructure development, system activation and certification, network reliability and residential "last mile" fulfillment services. AM's world-class quality credentials include ISO9001 for engineering, business, and operations procedures, as well as CMM Level 5 for software development.



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This news release contains forward-looking statements; within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company's financial performance and results of operations. Actual results may differ materially from those projected in such forward-looking statements due to various factors, including: competitive factors, technological developments, customer acceptance of the Company's products and services, general economic conditions, and market demand. Further information regarding these and other risks of the Company and its business can be found in the Company's filings with the Securities and Exchange Commission (SEC) including the Company's Reports on Forms 10-KSB and Forms 10-QSB. These documents are available at the SEC website: www.sec.gov.
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(C)Copyright 2002 AM Communications, Inc.  The AM logo is a registered trademark of AM Communications, Inc.